UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2014

Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 16, 2014, Churchill Downs Incorporated, a Kentucky corporation (“CDI”) (NASDAQ: CHDN), Ocean Acquisition Corp., a Washington corporation and wholly-owned subsidiary of CDI (“Merger Corp”), Big Fish Games, Inc., a Washington corporation (“Big Fish”), and Paul J. Thelen (“Thelen”), as Big Fish securityholders’ agent, completed the previously announced merger contemplated by the Agreement and Plan of Merger by and among CDI, Merger Corp, Big Fish, and Thelen, dated November 12, 2014 (the “Merger Agreement”).

The acquisition was accomplished by the merger of Merger Sub with and into Big Fish, with Big Fish surviving as a wholly-owned subsidiary of CDI. At the closing, all Big Fish common stock, outstanding options to acquire shares of Big Fish common stock, along with outstanding warrants and restricted stock units were canceled and the holders of said common stock, options, warrants and restricted stock units, became entitled to receive a pro rata share of $485 million, less applicable exercise prices of the warrants and options and subject to working capital and other adjustments (the “Purchase Price”), as well as a pro rata share of a contingent payment of up to $350 million, subject to the achievement by Big Fish of 2015 Adjusted EBITDA in excess of $51.2 million, in each case subject to the terms and conditions of the Merger Agreement. As previously announced, CDI and Thelen also entered into a Shareholder Agreement in connection with the transactions contemplated by the Merger Agreement, pursuant to which the Founder is eligible to earn a bonus equal to an amount of $50 million payable in cash by CDI, subject to the achievement by Big Fish of certain milestones in 2016. As previously disclosed, CDI is funding the Purchase Price with available cash on hand and borrowings under its existing credit facility.

The foregoing summary of the Merger Agreement and Shareholder Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and Shareholder Agreement, which is attached as Exhibits 2.1 and 2.2 to CDI’s Form 8-K filed with the Securities and Exchange Commission on November 13, 2014, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As part of the transactions contemplated by the Merger Agreement, and as previously disclosed, 10% of the portion of the Purchase Price payable to Thelen, a director and the chief executive officer and largest shareholder of Big Fish, is payable in the form of shares of the common stock of CDI, no par value per share (the “CDI Shares”). On December 16, 2014, CDI issued 157,115 CDI Shares to Thelen in connection with the transactions contemplated by the Merger Agreement, in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under Regulation D under the Securities Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure.

On December 16, 2014, CDI and Big Fish issued a joint press release announcing the closing of the merger. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference. The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
The financial statements required to be filed by this Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information
The pro forma financial information required to be filed by this Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

99.1	Joint Press Release, dated December 16, 2014, of Churchill Downs Incorporated and Big Fish Games, Inc. announcing the closing of the merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
December 16, 2014	/s/ Alan K. Tse___________________ By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

    Exhibit No.    Description

99.1	Joint Press Release, dated December 16, 2014, of Churchill Downs Incorporated and Big Fish Games, Inc. announcing the closing of the merger.